UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                                        SEC File Number:  0-11426
                          FORM 12b-25   CUSIP Number: 695 167 106


                  NOTIFICATION OF LATE FILING

(Check One):[X]Form 10-K [ ]Form 20-F [ ]Form 11-K [ ]Form 10-Q [
]Form N-SAR

           For Period Ended: December 31, 1995

                [ ]Transition Report on Form 10-K
                [ ]Transition Report on Form 20-F
                [ ]Transition Report on Form 11-K
                [ ]Transition Report on Form 10-Q
                [ ]Transition Report on Form N-SAR
                For the Transition Period Ended:

Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.

If the notification relates to a portion of the filing checked above, identify the Item(s) to which the notification relates: Not applicable


PART I-REGISTRANT INFORMATION

Full Name of Registrant           Packaging Research Corporation

Former Name if Applicable

Address of Principal Executive Office  2582 South Tejon Street

City, State and Zip Code               Englewood, Colorado 80110



PART II-RULES 12b-25(b) AND (c)

If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25b, the following should be completed. (Check box if appropriate)
[X] (a) The reasons described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expenses;
[X] (b) The subject annual report, semi-annual report, transition report on Form 10-K, Form 20-F, 11-K, Form N-SAR, or portion thereof, will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q, or portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and
[X] (c) The accountant's statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.

PART III-NARRATIVE

State below in reasonable detail the reasons why the Form 10-K, 20-F, 11-K, 10-Q, N-SAR, or the transition report or portion thereof, could not be filed within the prescribed time period.

The Registrant's Form 10-K for the year ended December 31, 1995 cannot be filed within the prescribed time period due to the unavailability of certain information required for the completion of the audit of the Company's financial statements as of the fiscal year ended December 31, 1995. Such information could not be obtained without unreasonable effort or expense. See attached letter dated March 29, 1996 from Arthur Andersen & Co., the Company's independent public accountants.

PART IV-OTHER INFORMATION

(1) Name and telephone number of person to contact in regard to this notification

         Robert H. Porter         (303)          936-2363
            (Name)            (Area Code)    (Telephone Number)

(2) Have all other periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) been filed? If answer is no,
     identify report(s).                            [X]Yes  [ ]No

(3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof? [ ]Yes [X]No

     If so, attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.

                 Packaging Research Corporation
          (Name of Registrant as Specified in Charter) has caused this notification to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 29, 1996         By /s/ROBERT H. PORTER
                                     Robert H. Porter
                                     Chief Financial Officer

INSTRUCTION: The form may be signed by an executive officer of the registrant or by any other duly authorized representative. The name and title of the person signing the form shall be typed or printed beneath the signature. If the statement is signed on behalf of the registrant by an authorized representative (other than an executive officer), evidence of the representative's authority to sign on behalf of the registrant shall be filed with the form.

                   Public Accountants' Letter

                             ARTHUR
                            ANDERSEN

                    Arthur Andersen & Co., SC
                  1225 17th Street, Suite 3100
                     Denver, CO 80202-55531
                         (303) 295-1900


March 29, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Packaging Research Corporation
          Form 12b-25
          Notification of Late Filing of 1995 Form 10-K

Dear Ladies and Gentlemen:

This letter will serve to confirm that we, as PRC's independent public accountants, are unable to complete our audit of, and render our required report on PRC's 1995 financial statements without the Company incurring unreasonable effort or expense as discussed in the accompanying Form 12b-25, in a manner necessary for the timely filing of PRC's 1995 Form 10-K.

                                        ARTHUR ANDERSEN LLP

Copy to:  Mr. Robert Fillingham
          Packaging Research Corporation